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                                                                    EXHIBIT 99.1
Contact:     Todd Fogarty
             Kekst and Company
             (212) 593-2655




         PRIMECO, INC.  COMPLETES ACQUISITION OF VIBROPLANT U.S., INC.

         HOUSTON, TEXAS, FEBRUARY 27, 1996 - Primeco Inc., a leading operator of equipment sales and rental facilities in the U.S., today announced that it has completed its previously reported acquisition of all of the outstanding stock of Vibroplant U.S., Inc. from Vibroplant plc.

         Vibroplant U.S. (also known as American Hi-Lift Corporation) operates 17 rental locations in the Sunbelt region, primarily California, Texas, Florida and Louisiana. The company specializes in renting and selling aerial lift equipment (e.g., booms and scissor lifts) to industrial and commercial customers. American Hi-Lift had gross revenues of $50.3 million in the year ended March 31, 1995.

         Primeco operates 81 equipment rental and sales locations servicing the industrial maintenance and commercial construction industries in the Sunbelt region of the United States. The company has over $240 million in rental fleet assets and generated gross revenues of $234 million in the 12 months ended September 30, 1995.